Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Board of Directors and Stockholders of
Central Bancorp, Inc.:
As independent registered public accountants, we hereby consent to the incorporation of our report dated May 15, 2008 relating to the consolidated financial statements of Central Bancorp, Inc. and subsidiary for the year ended March 31, 2008 included in this Form 10-K, into the Company’s previously filed Registration Statements on Form S-8 (File Nos. 333-87005, 333-49264, and 333-136234).
/s/ VITALE, CATURANO & COMPANY, LTD.
VITALE, CATURANO & COMPANY, LTD.
Boston, Massachusetts
June 20, 2008